UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

LUXURBAN HOTELS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT (DATED NOVEMBER 7, 2024) TO THE DEFINITIVE PROXY STATEMENT

OF LUXURBAN HOTELS INC.

FOR

SPECIAL MEETING TO BE HELD NOVEMBER 12, 2024

LuxUrban Hotels Inc, (the “Company”) is providing additional information to its stockholders, as described in this supplement to the Definitive Proxy Statement filed with the United States Securities and Exchange Commission (“SEC”) on October 31, 2024, in connection with the Special Meeting to be held on November 12, 2024. These disclosures should be read in connection with the Definitive Proxy Statement, which should be read in its entirety. To the extent that the information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information set forth herein shall supersede or supplement the information in the Definitive Proxy Statement. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement. The Company makes the following supplemental disclosures:

As reported in the Company’s Current Reports on Form 8-K filed with the SEC on November 4, 2024, and November 7, 2024, the Company has been granted a continued listing exception by Nasdaq, subject to certain conditions, including obtaining stockholder approval of the Reverse Stock Split detailed in the Definitive Proxy Statement on or prior to November 12, 2024 and implementing same on or prior to November 21, 2024. The holding of the Special Meeting is intended to comply with these requirements. As noted in the Definitive Proxy Statement, no fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the Reverse Stock Split, the Company will round up to the nearest whole share based on total beneficial ownership of the holder. Notwithstanding the foregoing, the Company reserves the right to pay cash for fractional shares in lieu of rounding up if it determines that there is arbitrage abuse or other activities that would result in any unfair or disproportionate issuances of stock. After the Reverse Stock Split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our common stock now authorized. Common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split will not affect the Company continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Information about the Company’s special meeting of stockholders, scheduled for November 12, 2024, is set forth in the Proxy Statement, which is supplemented to reflect the information set forth above. The Proxy Statement, together with this Supplement, have been filed with the SEC and are also available for viewing at the website maintained for the annual meeting at https://www.cstproxy.com/luxurbanhotels/sm2024.

Stockholders are urged to vote. In addition to voting through the virtual meeting website as discussed in the Proxy Statement, you may vote by visiting the website below and entering your control number (which you may obtain by calling your broker, advising it that you wish to vote directly, and entering the control number provided by your broker as prompted at:

https://www.cstproxy.com/luxurbanhotels/sm2024.

If you have submitted a proxy to vote your shares and wish to change your vote, you may do so by delivering a later-dated, signed proxy card to the Company’s secretary prior to the date of the Special Meeting or by voting virtually by submitting a ballot at the Special Meeting live webcast. Attendance at the Special Meeting alone will not change your vote.